NVR, Inc. Announces First Quarter Results

RESTON, Va., April 19, 2012 /PRNewswire/ -- NVR, Inc. (NYSE: NVR), one of the nation's largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2012 of $20,123,000, $3.90 per diluted share. Net income and diluted earnings per share for its first quarter ended March 31, 2012 increased 33% and 55%, respectively, when compared to the 2011 first quarter. Consolidated revenues for the first quarter of 2012 totaled $600,492,000, a 17% increase from $514,504,000 for the comparable 2011 quarter.

Homebuilding
New orders in the first quarter of 2012 increased 31% to 3,157 units, when compared to 2,403 units in the first quarter of 2011. The cancellation rate in the first quarter of 2012 was 10.3% compared to 12.3% in the first quarter of 2011 and 14.9% in the fourth quarter of 2011. Settlements increased in the first quarter of 2012 to 1,924 units, 18% higher than the same period in 2011. The Company's backlog of homes sold but not settled at the end of the 2012 quarter increased on a unit basis by 33% to 4,909 units and on a dollar basis by 34% to $1,563,619,000 when compared to the same period last year.

Homebuilding revenues for the three months ended March 31, 2012 totaled $586,195,000, 17% higher than the year earlier period. Gross profit margins decreased to 16.1% in the 2012 first quarter compared to 16.9% for the same period in 2011. Income before tax from the homebuilding segment totaled $22,982,000, an increase of 22% when compared to the first quarter of 2011.

Mortgage Banking
Mortgage closed loan production of $420,184,000 for the three months ended March 31, 2012 was 19% higher than the same period last year. Operating income for the mortgage banking operations during the first quarter of 2012 increased 34% to $7,976,000, when compared to $5,963,000 reported for the same period of 2011.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding unit sells and builds homes under the Ryan Homes, NVHomes and Fox Ridge Homes trade names, and operates in twenty-seven metropolitan areas in fifteen states. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com, and www.foxridgehomes.com.

Some of the statements in this release made by the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or other variations thereof or comparable terminology. All statements other than of historical facts are forward looking statements. Forward looking statements contained in this document include those regarding market trends, NVR's financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR's customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc. Consolidated Statements of Income (in thousands, except per share data) (Unaudited)

	Three Months Ended March 31,
	2012	2011
Homebuilding:
Revenues	$ 586,195	$ 502,744
Other income	908	1,458
Cost of sales	(491,829)	(417,920)
Selling, general and administrative	(72,176)	(67,188)
Operating income	23,098	19,094
Interest expense	(116)	(222)
Homebuilding income	22,982	18,872

Mortgage Banking:
Mortgage banking fees	14,297	11,760
Interest income	1,665	1,115
Other income	76	39
General and administrative	(7,913)	(6,677)
Interest expense	(149)	(274)
Mortgage banking income	7,976	5,963

Income before taxes	30,958	24,835

Income tax expense	(10,835)	(9,661)

Net income	$ 20,123	$ 15,174

Basic earnings per share	$ 3.99	$ 2.61

Diluted earnings per share	$ 3.90	$ 2.52

Basic weighted average shares outstanding	5,044	5,823

Diluted weighted average shares outstanding	5,159	6,020

NVR, Inc. Consolidated Balance Sheets (in thousands, except share and per share data)

	March 31, 2012	December 31, 2011
ASSETS	(Unaudited)

Homebuilding:
Cash and cash equivalents	$ 567,922	$ 475,566
Receivables	6,028	6,789
Inventory:
Lots and housing units, covered under
sales agreements with customers	468,434	363,833
Unsold lots and housing units	88,571	82,578
Land under development	70,225	78,045
Manufacturing materials and other	8,516	8,694
	635,746	533,150

Assets related to consolidated variable interest entity	17,546	20,182
Contract land deposits, net	140,328	131,930
Property, plant and equipment, net	24,256	23,243
Reorganization value in excess of amounts
allocable to identifiable assets, net	41,580	41,580
Other assets, net	275,664	268,878
	1,709,070	1,501,318

Mortgage Banking:
Cash and cash equivalents	6,461	4,766
Mortgage loans held for sale, net	113,723	252,352
Property and equipment, net	1,710	1,694
Reorganization value in excess of amounts
allocable to identifiable assets, net	7,347	7,347
Other assets	12,601	12,008
	141,842	278,167

Total assets	$ 1,850,912	$ 1,779,485

NVR, Inc. Consolidated Balance Sheets (Continued) (in thousands, except share and per share data)

	March 31, 2012	December 31, 2011
LIABILITIES AND SHAREHOLDERS' EQUITY	(Unaudited)

Homebuilding:
Accounts payable	$ 137,066	$ 125,649
Accrued expenses and other liabilities	186,024	185,423
Liabilities related to consolidated variable interest entity	1,128	1,013
Non-recourse debt related to consolidated variable
interest entity	2,348	4,983
Customer deposits	79,374	61,223
	405,940	378,291

Mortgage Banking:
Accounts payable and other liabilities	26,731	26,395
	26,731	26,395

Total liabilities	432,671	404,686

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares
authorized; 20,556,198 shares issued as of
both March 31, 2012 and December 31, 2011	206	206
Additional paid-in-capital	1,074,215	1,072,779
Deferred compensation trust – 152,223 and
152,964 shares of NVR, Inc. common
stock as of March 31, 2012 and
December 31, 2011, respectively	(25,331)	(25,581)
Deferred compensation liability	25,331	25,581
Retained earnings	4,178,615	4,158,492
Less treasury stock at cost – 15,490,168 and
15,578,565 shares at March 31, 2012
and December 31, 2011, respectively	(3,834,795)	(3,856,678)
Total shareholders' equity	1,418,241	1,374,799
Total liabilities and shareholders' equity	$ 1,850,912	$ 1,779,485

NVR, Inc. Operating Activity (dollars in thousands) (Unaudited)

		Three Months Ended March 31,
		2012	2011

	Homebuilding data:
	New orders (units)
	Mid Atlantic (1)	1,663	1,145
	North East (2)	259	252
	Mid East (3)	798	691
	South East (4)	437	315
	Total	3,157	2,403

	Average new order price	$ 313.2	$ 295.8

	Settlements (units)
	Mid Atlantic (1)	1,006	836
	North East (2)	169	128
	Mid East (3)	448	431
	South East (4)	301	239
	Total	1,924	1,634

	Average settlement price	$ 304.6	$ 307.6

	Backlog (units)
	Mid Atlantic (1)	2,630	1,904
	North East (2)	466	356
	Mid East (3)	1,157	990
	South East (4)	656	435
	Total	4,909	3,685

	Average backlog price	$ 318.5	$ 316.6

	Community count (average)	387	379
	Lots controlled at end of period	53,000	52,900

	Mortgage banking data:
	Loan closings	$ 420,184	$ 353,571
	Capture rate	89%	87%

	Common stock information:
	Shares outstanding at end of period	5,066,030	5,867,259
	Number of shares repurchased	-	85,460
	Aggregate cost of shares repurchased	$ -	$ 63,408

(1)	Virginia, West Virginia, Maryland and Delaware
(2)	New Jersey and eastern Pennsylvania
(3)	Kentucky, western Pennsylvania, New York, Ohio, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

CONTACT: Dan Malzahn, Office: +1-703-956-4204